CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors' Inner Circle Fund III of our report dated December 30, 2022, relating to the financial statements and financial highlights, which appears in FS Chiron Capital Allocation Fund and FS Chiron SMid Opportunities Fund's Annual Report on Form N-CSR for the year ended October 31, 2022. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 28, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors' Inner Circle Fund III of our report dated December 30, 2022, relating to the financial statements and financial highlights, which appears in Knights of Columbus Limited Duration Fund, Knights of Columbus Core Bond Fund, Knights of Columbus Large Cap Value Fund, Knights of Columbus Large Cap Growth Fund, Knights of Columbus Small Cap Fund, Knights of Columbus International Equity Fund, Knights of Columbus Real Estate Fund, Knights of Columbus U.S All Cap Index Fund, and Knights of Columbus Long/Short Equity Fund's Annual Report on Form N-CSR for the year ended October 31, 2022. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 28, 2023